UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 10, 2011 (January 6, 2011)

GOVERNMENT PROPERTIES INCOME TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-34364	26-4273474
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-219-1440

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2011, the Board of Trustees of Government Properties Income Trust, or the Company, elected David M. Blackman as President and Chief Operating Officer and Mark L. Kleifges as Treasurer and Chief Financial Officer.  These changes are effective January 10, 2011.  Adam D. Portnoy has held the position of President since the Company’s initial public offering, or IPO, in June 2009 and resigned in connection with his election as President of CommonWealth REIT, or CWH.  Mr. Portnoy will continue in his role as a Managing Trustee of the Company.  Mr. Blackman has held the position of Treasurer and Chief Financial Officer since the Company’s IPO and is being replaced by Mr. Kleifges.

Mr. Blackman (age 48) had been employed as a banker at Wachovia Corporation and its predecessors for 22 years, focused on real estate finance matters, including serving as a Managing Director in the real estate section of Wachovia Capital Markets, LLC from 2005 through January 2009. Mr. Blackman is also employed as a Senior Vice President of Reit Management & Research LLC, or RMR, the Company’s manager.

Mr. Kleifges (age 50) has been Treasurer and Chief Financial Officer of Hospitality Properties Trust, or HPT, since 2002 and will continue in that role.  Mr. Kleifges was a Vice President of RMR Advisors, Inc., a Securities and Exchange Commission, or SEC, registered investment advisor, from 2003 to 2004 and since 2004 has been its Treasurer. He has also served as Treasurer of the RMR Funds(1) since their respective formations beginning in 2002, until, with respect to a particular fund, its merger out of existence or dissolution. Mr. Kleifges is also an Executive Vice President of RMR and has served in various capacities with RMR and its affiliates for over eight years.  Mr. Kleifges is a certified public accountant.

Neither Mr. Blackman nor Mr. Kleifges has any family relationship with any trustee or executive officer of the Company.

In connection with his election, the Company on January 10, 2011 entered into an indemnification agreement with Mr. Kleifges on substantially the same terms as agreements previously entered into between the Company and each other officer, including Mr. Blackman.  A representative copy of those indemnification agreements is filed as Exhibit 10.1 to this Current Report on Form 8-K.

The Company, HPT and CWH have business management and property management agreements with RMR.  One of the Company’s Managing Trustees, Barry M. Portnoy, is the Chairman and an owner of RMR.  The Company’s other Managing Trustee, Adam D. Portnoy, is also an owner of RMR and is a director, President and Chief Executive Officer of RMR.  Messrs. Barry M. Portnoy and Adam D. Portnoy serve as Managing Trustees of the Company, HPT and CWH.  John L. Harrington serves as an Independent Director of the Company and HPT.  William A. Lamkin serves as an Independent Director of HPT and CWH.  The officers of the Company, HPT and CWH are also officers of RMR.

The Company was organized as a wholly owned subsidiary of CWH to concentrate the ownership of certain CWH properties that are majority leased to government tenants and to expand such investments.  In June 2009, the Company issued common shares in its IPO and became a separate publicly owned

(1)  RMR Real Estate Fund, RMR Hospitality and Real Estate Fund, RMR F.I.R.E. Fund, RMR Preferred Dividend Fund, RMR Dividend Capture Fund, Old RMR Asia Pacific Real Estate Fund, RMR Asia Real Estate Fund, RMR Funds Series Trust (which dissolved in 2009), RMR Real Estate Income Fund and RMR Asia Pacific Real Estate Fund are collectively referred to herein as the “RMR Funds”.

company.  CWH currently owns approximately 24.6% of the Company’s outstanding common shares. Since its IPO, the Company has acquired fifteen properties from CWH.

The Company currently owns approximately 14.29% of the outstanding equity of Affiliates Insurance Company, or AIC.  The other shareholders of AIC are RMR and five other companies to which RMR provides management services, including HPT and CWH, and all of the Trustees of the Company and the trustees and directors of the other shareholders of AIC are also directors of AIC.

For more information about the relationships among the Company, its Trustees, its executive officers, HPT, CWH, RMR, AIC, other companies to which RMR provides management services, and risks which arise from these relationships, please refer to the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (including the sections captioned “Business,” “Risk Factors” (as such section was revised and updated in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2010) and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Related Person Transactions”), the Company’s Proxy Statement dated February 22, 2010 relating to the Company’s 2010 Annual Shareholders Meeting (including the information regarding the Company’s Trustees and executive officers in that Proxy Statement and the section captioned “Related Person Transactions and Company Review of Such Transactions”), and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010 (including the section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Related Person Transactions”).

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Representative form of Indemnification Agreement.
99.1	Press Release dated January 10, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOVERNMENT PROPERTIES INCOME TRUST

By:	/s/ David M. Blackman
Name:	David M. Blackman
Title:	President and Chief Operating Officer

Dated:  January 10, 2011